EXHIBIT 10.26

Cellu Tissue Holdings Inc.

Corporate Bonus Plan

Fiscal 2008

Background Principal: To eliminate the previous history of cliff bonus programs and institute a plan that pays out a “sliding scale” once Adjusted EBITDA surpasses prior year results.  Maximum Payout (as defined by employee)is achieved at budget EBITDA of $49MM.

Fiscal 2008 Adj.	% of Target
EBITDA $(MM)	Payout
44.0	50%
44.5	55%
45.0	60%
45.5	65%
46.0	70%
46.5	75%
47.0	80%
47.5	85%
48.0	90%
48.5	95%
49.0	100%
51.0 or greater	120%

Add’l Background Information:
Prior Year Base Line

Base Cellu	$30.00
City (11 months)	$13.66
$43.66

Adjusted EBITDA as defined by the Cellu Tissue Monthly Reporting Package

Maxium payout for Fiscal 2008 is 100%.